Exhibit 16.1
November 20, 2015	One South Wacker Dr., Ste. 800 Chicago, IL 60606-3392 O +1 312 634 3400 F +1 312 634 5529 www.rsmus.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 20, 2015, of Golub Capital BDC, Inc. and are in agreement with the statements concerning our firm.

/s/ RSM US LLP